UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025

____________________

Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
____________________

Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On December 18, 2025, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP (“CROP”), a subsidiary and the operating partnership of CCI, and CC Advisors III, LLC (“CC Advisors III”), the external advisor to CCI and CROP, entered into an amendment (the “Amendment”) to the Amended and Restated Advisory Agreement dated May 7, 2025 (the “Advisory Agreement”). The Amendment reduces the management fee payable to CC Advisors III pursuant to the Advisory Agreement to an annualized amount equal to 1.25% of adjusted NAV of CROP. Adjusted NAV of CROP is defined to include the value attributable to preferred stock that is convertible into common equity in the calculation of net asset value of CROP.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K of CCI filed with the Securities and Exchange Commission on June 26, 2025 (the “Prior 8-K”) and incorporated herein by reference, CCI, CROP, Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub” and together with CCI and CROP, the “CCI Parties”), RealSource Properties, Inc. (“RS”) and RealSource Properties OP, LP, a subsidiary and the operating partnership of RS (“RSOP” and together with RS, the “RS Parties”), entered into an Agreement and Plan of Merger dated June 25, 2025 (as amended on November 12, 2025, the “Merger Agreement”).

On December 18, 2025, upon the terms and subject to the conditions of the Merger Agreement, (i) RS merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) RSOP merged with and into CROP, with CROP surviving (the “Partnership Merger” and, together with the Company Merger, the “Merger”). At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of RS and RSOP ceased.

At the effective time of the Company Merger, each issued and outstanding share of RS common stock, $0.01 par value per share (“RS Common Stock”), was converted into the right to receive 0.8634 shares of Class I common stock of CCI, $0.01 par value per share (the “CCI Common Stock”), subject to further adjustment as described below. Shares of RS Common Stock held as of immediately prior to the effective time of the Company Merger by CCI, any wholly owned subsidiary of CCI, or any wholly owned subsidiary of RS were automatically canceled in connection with the Company Merger without receiving payment.

At the effective time of the Partnership Merger, each issued and outstanding common unit of limited partnership interests in RSOP (“RSOP Partnership Unit”) was converted into the right to receive 0.8634 common units of limited partnership interest in CROP (“CROP Common Units”), subject to further adjustment as described below. RSOP Partnership Units held as of immediately prior to the effective time of the Partnership Merger by CCI, any wholly owned subsidiary of CCI, RS, or any wholly owned subsidiary of RS were canceled in connection with the Partnership Merger without receiving payment.

As provided in the Merger Agreement, the exchange ratio at closing was adjusted downward from 0.8893 (i) for Transaction Expenses (as defined in the Merger Agreement) incurred by the RS Parties to the extent they exceeded $4,675,000, and (ii) for the extent to which RSOP’s “net current assets” (as defined in the Merger Amendment) were below negative $2,571,106. The Merger Agreement also provides for post-closing adjustments to the exchange ratio. The post-closing adjustments to the exchange ratio are summarized below. (Readers should review the Merger Agreement attached for a complete description of these and other adjustments.)

•Until the second anniversary of the Merger, the CCI Parties have the right to initiate a reduction to the exchange ratio in respect of potential losses that are discovered after the Merger arising under environmental laws and regulations that are attributable to the ownership or operation of the properties of the RS Parties before the Merger (irrespective of whether the matter giving rise to such losses was disclosed by RS in the Merger Agreement).

•Until the first anniversary of the Merger, the CCI Parties have the right to initiate a reduction to the exchange ratio in respect of potential losses (other than potential losses arising under environmental laws and regulations that are attributable to the ownership or operation of the properties of the RS Parties before the Merger) that are discovered after the Merger arising from (1) the inaccuracy or breach by the RS Parties of any representation or warranty of the RS Parties contained in the Merger Agreement, (2) the breach of any agreement or covenant of the RS Parties contained in the Merger Agreement, and (3) except for certain excluded claims, any claim relating to transactions contemplated by the Merger Agreement brought by a securityholder of the RS Parties against the RS Parties, any of their affiliates or any of their respective officers or directors who held such positions at or prior to the Merger. The adjustments for the losses described in this bullet (the “CCI Merger Agreement Losses”) are subject to “tipping baskets” and, combined with all losses under the indemnification provisions of the Internalization Agreement described under “The Pre-Merger Transactions” below, are capped at $30 million in the aggregate.

•Until the first anniversary of the Merger, the RS Representative (as defined in the Merger Agreement) has the right to initiate an adjustment to the exchange ratio in respect of potential losses that are discovered after the Merger arising from (1) the inaccuracy or breach by the CCI Parties of any representation or warranty of the CCI Parties contained in the Merger Agreement, or (2) the breach by the CCI Parties of any agreement or covenant of the CCI Parties contained in the Merger Agreement, subject to a cap of $20 million and a “tipping basket.”

Although there is a limited period by which CCI and RS must initiate these adjustments, once timely initiated, the adjustment can occur any time thereafter once the amount has been determined.

In addition, the Merger Agreement contains provisions adjusting the exchange ratio (i) for the costs incurred by CCI within 12 months after the closing of the Merger to obtain certificates of occupancy (or a certificate of occupancy exception notice) for certain properties acquired in the Merger and (ii) in connection with the sale by CCI of a parcel of land to be acquired in the Merger, which adjustments are not expected to be material to CCI.

Any adjustment to the exchange ratio issuable to the securityholders of the RS Parties will be by means of appropriate changes to the books and records of the CCI Parties with respect to the number of securities held by the securityholders of the RS Parties. Until the terms and procedures described above have expired or been finalized, all transferees of securities issued in the Merger will be subject to a potential adjustment to the exchange ratio. By accepting any portion of the merger consideration the securityholders of the RS Parties irrevocably agreed not to seek to have a portion of their merger consideration repurchased under CCI’s share repurchase plan or the CROP unit repurchase plan to the extent such consideration could still be recovered by the CCI Parties under the provisions of the Merger Agreement relating to post-closing adjustments to the exchange ratio.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 and 2.2 to this Current Report on Form 8-K.

The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended. The Partnership Merger is intended to be treated as an “assets-over merger” within the meaning of Section 1.708-1(c)(3)(i) of the Treasury Regulations, with CROP treated as the “resulting partnership” for purposes of Section 1.708-1(c) of the Treasury Regulations.

The Pre-Merger Transactions

Contemporaneously with closing the Merger, the RS Parties completed certain “Pre-Merger Transactions” pursuant to an Internalization Agreement as follows. RSOP acquired all of the equity interest in RealSource Properties Advisor, LLC, which is the external advisor to the RS Parties (“RS Advisor”), RS Properties Management, LLC, which provides property management services to properties owned by subsidiaries of RSOP (“RS Property Manager”), and RealSource Management LLC, which provides personnel to RS Advisor and RS Property Manager and property management services to properties owned by subsidiaries of RSOP as well as seven properties held by third parties (“RSM” and together with RS Advisor and RS Property Manager, the “Contributed Entities”). In addition, (i) the Advisory Agreement between RS Advisor and the RS Parties (the “RS Advisory Agreement”) was terminated, (ii) RS Advisor, as holder of a special limited partnership interest in RSOP, waived the right to require RSOP to purchase such special limited partnership interest in connection with the termination of the RS Advisory Agreement and (iii) RS Advisor waived its right under the RS Advisory Agreement to receive disposition fees in connection with the Merger. The total consideration under the Internalization Agreement was 2,142,135.1721 common units of RSOP, which units converted into the right to receive CROP common units in the Merger as described above.

Item 7.01. Regulation FD Disclosure.

A press release announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Information.

CCI’s executive officers intend to make an aggregate investment of $3.0 million in CCI divided equally between (i) CCI Common Stock or CROP Common Units, at the election of the individual, and (ii) Series A convertible preferred stock no later than January 2, 2026.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(3) of Form 8-K, the audited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(d)     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated June 25, 2025, by and among Cottonwood Communities, Inc., Cottonwood Residential O.P., LP, Cottonwood Communities GP Subsidiary, LLC, RealSource Properties, Inc. and RealSource Properties OP, LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 26, 2025)

2.2
Amendment to Merger Agreement dated November 12, 2025, by and among Cottonwood Communities, Inc., Cottonwood Residential O.P., LP, Cottonwood Communities GP Subsidiary, LLC, RealSource Properties, Inc. and RealSource Properties OP, LP (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2025)

10.1	First Amendment to Amended and Restated Advisory Agreement by and among Cottonwood Communities, Inc., Cottonwood Residential O.P., LP and CC Advisors III, LLC dated December 18, 2025
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

Date:  December 19, 2025